As ﬁled with the U.S. Securities and Exchange Commission on October 7, 2016

Registration Statement No. 333-213038

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM F-4

Registration Statement Under
the Securities Act of 1933

PAMPA ENERGÍA S.A.

(Exact Name of Registrant as Specified in its Charter)

Pampa Energy Inc.
(Translation of Registrant’s Name into English)

Argentina	4911	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classiﬁcation Code Number)	Identiﬁcation No.)

Maipú 1

C1084ABA, City of Buenos Aires

Argentina
Telephone: +54-11-4344-6000 / Fax: +54-11-4344-6473
(Address and telephone number of Registrant’s principal executive ofﬁces)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 590-9070
(Name, address and telephone number of agent for service)

Copies to:

Juan G. Giráldez, Esq.

Adam J. Brenneman, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is ﬁled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment ﬁled pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

                Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)               ☐

                Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, par value Ps.1.00 per share, of Pampa Energía S.A.(4)	320,000,000	Not Applicable	U.S.$144,529,139.33	U.S.$14,554.08

(1)   Represents the maximum number of Common Shares, par value Ps.1.00 per share, of Pampa Energía S.A. (“Pampa Shares”), issuable upon consummation of the U.S. Exchange Offer (as defined herein) for outstanding Class B Shares, par value Ps.1.00 per share, of Petrobras Argentina S.A. (“PESA Shares”), held by U.S. Persons (as defined herein) and outstanding American depositary shares, each representing 10 PESA Shares (“PESA ADSs”). Offers of Pampa Shares made to non-U.S. persons tendering in the Argentine Offer (as defined herein) are not covered by this registration statement.

(2)   Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(f)(1) and Rule 457(f)(3), the proposed maximum offering price is equal to the product of (i) U.S.$6.24, the average of the high and low sale prices per PESA ADS (representing 10 PESA Shares) as reported on the New York Stock Exchange on August 8, 2016, divided by 10, and (ii) 231,802,950, the number of PESA Shares (including PESA Shares represented by PESA ADSs) eligible to be tendered in the U.S. Offers (as defined herein) (as of May 27, 2016).

(3)   Computed in accordance with Rule 457(f) as the proposed maximum offering price of U.S.$144,529,139.33 multiplied by 0.0001007.

(4)   American depositary shares representing the Pampa Shares registered hereby are registered pursuant to a separate Registration Statement on Form F‑6 (File No. 333‑161066).

This Amendement No. 4 to the Registration Statement on Form F‑4/A (the “Registration Statement”) is being filed by Pampa Energía S.A. solely to amend Exhibit 5.1 to the Registration Statement, a copy of which is attached hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Salaverri, Dellatorre, Burgio y Wetzler Malbrán, Pampa’s Argentine counsel, as to the validity of the Pampa Shares being registered.

SIGNATURES OF PAMPA ENERGÍA S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on October 7, 2016.

PAMPA ENERGÍA S.A.
By: /s/ Gustavo Mariani
Name: Gustavo Mariani
Title: Attorney-in-Fact
By: /s/ Marcos Marcelo Mindlin
Name: Marcos Marcelo Mindlin
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Pampa Energía S.A.

Signature	Title	Date
*	Chairman and Co-Chief Executive Officer	October 7, 2016
Marcos Marcelo Mindlin
*	Vice Chairman, Co-Chief Executive Officer and Chief Financial Officer	October 7, 2016
Gustavo Mariani
*	Director	October 7, 2016
Ricardo Alejandro Torres
*	Director	October 7, 2016
Damián Miguel Mindlin
/s/ Diego Martín Salaverri	Director	October 7, 2016
Diego Martín Salaverri
*	Director	October 7, 2016
Clara Lifsic
*	Principal Accounting Officer	October 7, 2016
Mauricio Penta

*By:	/s/ Diego Martín Salaverri
Name:	Diego Martín Salaverri
Title:	Attorney-in-Fact
October 7, 2016

Signature of Authorized Representative of Pampa Energía S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Pampa Energía S.A., has signed this registration statement or amendment thereto, as the case may be, in Newark, Delaware, on October 7, 2016.

Signature	Title
/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Salaverri, Dellatorre, Burgio y Wetzler Malbrán, Pampa’s Argentine counsel, as to the validity of the Pampa Shares being registered.